Exhibit 10.26

AMENDMENT TO TAX RECEIVABLE AGREEMENT

This Amendment to the Tax Receivable Agreement dated as of October 30, 2007 (the “Agreement”), is hereby entered into by and among Pzena Investment Management, Inc., a Delaware corporation (the “Corporation”), Pzena Investment Management, LLC, a Delaware limited liability company (“PIM”) and each of the undersigned parties hereto identified as the “Members” Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Preliminary Statement

WHEREAS, the Corporation, PIM and certain Members wish to amend the Agreement to clarify certain tax benefits payment provisions therein (this “Amendment”);

WHEREAS, pursuant to Section 7.06 of the Agreement, provisions therein may generally be modified or amended by written consent;

WHEREAS, Section 7.13 of the Agreement states that the Agreement shall be treated as part of the Pzena Investment Management, LLC Amended and Restated Operating Agreement, as further amended; and

WHEREAS, pursuant to Section 11.01(a) of the Operating Agreement, terms and provisions therein may generally be modified or amended at any time and from time to time by written consent.

NOW THEREFORE, pursuant to the above referenced sections, the Tax Receivable Agreement is amended as follows:

1.	Section 3.03 “Pro Rata Payments” shall be replaced in its entirety by the following:

“For the avoidance of doubt, to the extent that (i) the Corporation’s deductions with respect to any Basis Adjustment is limited in a particular Taxable Year or (ii) the Corporation lacks sufficient funds to satisfy or is prevented under any credit agreement or other agreement from satisfying its obligations to make all Tax Benefit Payments due in a particular Taxable year, the limitation on the deduction, or the Tax Benefit Payments that may be made, as the case may be, shall be taken into account or made for the Applicable member as PIM may determine in its sole discretion, and in a manner that it considers to be equitable to all Continuing and Exiting Members.”

2.	Except as set forth herein, the provisions of the Agreement remain in full force and effect.

This Amendment may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original.

IN WITNESS WHEREOF, this Amendment has been duly executed to be effective as of December 31, 2012.

Pzena Investment Management, Inc.,

The Corporation

By: Richard S. Pzena, Chief Executive Officer

Pzena Investment Management, LLC,

PIM

By: Richard S. Pzena, Chief Executive Officer

MEMBERS

The Aaron Pzena Family Trust	Bill Andolfi

Joan Berger	Rakesh Bordia

Caroline Cai	The Carrie Esther Goetz Trust

Kevin Clegg	Steven M. Coffey

The Daniel Pzena Family Trust	Antonio DeSpirito

Jessica Doran	The Eric Pzena Family Trust

Evan Fire	Allison Fisch

John Flynn	Evan Fox

John P. Goetz	Fitzgerald S. Haney

Michel V. Hanigan	Lawrence Kohn

Keith Komar	James Krebs

William L. Lipsey	LJK Trust I

Lauren Lopes	Brian Mann

The Michael D. Peterson 2009 Grantor Retained Annuity Trust	Valerie R. Mignone

T.V.R. Murti	Nicholas Padgen

Wayne Palladino	Michael D. Peterson

Jacques Pompy	Richard S. Pzena

Eli Rabinowich	The Rachel Theresa Goetz Trust

Lisa Roth	The Sarah M. Peterson 2009 Grantor
Retained Annuity Trust

Ben Silver	Manoj Tandon

Franco Tapia	The William Lipsey Dynasty Trust

David Y. Zhao	1997 Joel Greenblatt Retained Annuity Trust

The ACJF Trust	America Media Consultants

Gary & Sharon Curhan	Joel Greenblatt

Robert Goldstein	Joel Greenblatt for Jordan Greenblatt

Joel Greenblatt for Jonathan Greenblatt	Joel Greenblatt for Melissa Greenblatt

Joel Greenblatt for Matthew Greenblatt	Edward B. Grier III

Joel Greenblatt for Rebecca Greenblatt	Amelia C. Jones Feinberg

Joel M. Greenblatt 2002 Blithe GRAT	Milestone Associates, LLC

The Michele Pzena Family Trust	Piping Brook, LLC

Bruce Newberg	Gary Warren

Sobie Investments